Exhibit 99.1

TTEC Announces First Quarter 2020

Financial Results

Revenue was $432.2 Million

Operating Income was $40.7 Million or 9.4 Percent of Revenue

($42.0 Million or 9.7 Percent Non-GAAP)

Net Income was $21.5 Million ($30.0 Million Non-GAAP)

Adjusted EBITDA was $63.6 Million or 14.7 Percent of Revenue

Fully Diluted EPS was $0.46 ($0.64 Non-GAAP)

Signs Bookings of $87 Million

DENVER, May 4, 2020 – TTEC Holdings, Inc. (NASDAQ: TTEC), a leading digital global customer experience technology and services company focused on the design, implementation and delivery of transformative solutions for many of the world’s most iconic and disruptive brands, today announced financial results for the first quarter ended March 31, 2020.

“We outperformed in the first quarter on both the top and bottom line. We continue to execute on our strategic priorities which include converting market demand for the adoption of cloud, omni-channel, intelligent automation and digitization technologies,” commented Ken Tuchman, chairman and chief executive officer of TTEC. “As we navigate the uncertainty of COVID-19, we are intensely focused on the health and safety of our employees, ensuring business continuity for our clients, and steadfastly supporting the communities in which we operate.”

Tuchman continued, “The sudden onset of the global COVID-19 pandemic has brought with it a new set of challenges and client opportunities in several verticals, and we’re leveraging our CX technology platform and overall organizational agility to support this current reality. We spent over a decade building this end-to-end platform to meet the unique demands of a virtual economy. Our team has been working tirelessly to respond swiftly to support surging engagement volumes with expertise in implementing a range of market leading Digital customer experience technology and automation. We are well positioned to win a disproportionate share of new pipeline opportunities for essential service providers. Successfully pivoting to these engagements keeps us on a compelling growth trajectory for the time being and will help us to bridge back to a more normalized recovery environment.”

FIRST QUARTER 2020 FINANCIAL HIGHLIGHTS

Revenue

•	First quarter 2020 GAAP revenue increased 9.6 percent to $432.2 million compared to $394.4 million in the prior year period.

•	Foreign exchange had a $1.4 million negative impact on revenue in the first quarter 2020.

Income from Operations

•	First quarter 2020 GAAP income from operations was $40.7 million, or 9.4 percent of revenue, compared to $32.1 million, or 8.1 percent of revenue in the prior year period.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

•	First quarter 2020 Non-GAAP income from operations, excluding $1.2 million in restructuring charges, was $41.9 million or 9.7 percent of revenue versus 8.8 percent for the prior year period.

•	Foreign exchange had a $0.2 million negative impact on income from operations in the first quarter 2020.

Adjusted EBITDA

•	First quarter 2020 Non-GAAP Adjusted EBITDA was $63.6 million, or 14.7 percent of revenue, compared to $55.0 million, or 13.9 percent of revenue in the prior year period.

Earnings Per Share

•	First quarter 2020 GAAP fully diluted earnings per share was $0.46 compared to $0.41 for the same period last year.

•	First quarter 2020 Non-GAAP fully diluted earnings per share was $0.64 compared to $0.51 in the prior year period.

Bookings

•	During the first quarter 2020, TTEC signed an estimated $87 million in annualized contract value. Bookings mix was diversified across segments, verticals, and geographies.

STRONG CASH FLOW AND BALANCE SHEET FUND INVESTMENTS AND DIVIDENDS

•	Cash flow from operations in the first quarter 2020 was $62.2 million compared to $80.0 million for the first quarter 2019.

•	Capital expenditures in the first quarter 2020 were $16.8 million compared to $13.2 million for the first quarter 2019.

•	As of March 31, 2020, TTEC had cash and cash equivalents of $520.4 million and debt of $715.6 million, resulting in a net debt position of $195.2 million. This compares to a net debt position of $173.6 million for the same period 2019. In response to COVID-19 related uncertainties, the increased cash and debt at March 31, 2020 was primarily related to precautionary measures taken to proactively increase liquidity by drawing down a portion of the revolving credit facility.

•	As of March 31, 2020, TTEC had approximately $195.0 million of additional borrowing capacity available under its revolving credit facility compared to $465 million for the same period 2019.

•	Paid a 34 cent per share, or $15.8 million, semi-annual dividend on April 16, 2020, an approximate 6.3 percent increase over the dividend paid in October 2019 and a 13.3 percent increase over the April 2019 dividend.

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for the following two segments: TTEC Digital (Digital) and TTEC Engage (Engage). Financial highlights for the segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

•	First quarter 2020 GAAP revenue for TTEC Digital increased 17.8 percent to $77.6 million from $65.9 million for the year ago period. Income from operations was $10.3 million or 13.2 percent of revenue compared to operating income of $7.8 million or 11.8 percent of revenue for the prior year period.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

•	First quarter 2020 Non-GAAP income from operations was $11.2 million, or 14.4 percent of revenue compared to operating income of $8.1 million or 12.3 percent of revenue in the prior year period.

•	First quarter 2020 Non-GAAP Adjusted EBITDA was $15.3 million, or 19.7 percent of revenue, compared to $11.3 million, or 17.1 percent of revenue in the prior year period.

TTEC Engage – Digitally-enabled customer care, acquisition, and fraud prevention services

•	First quarter 2020 GAAP revenue for TTEC Engage increased 8.0 percent to $354.7 million from $328.5 million for the year ago period. Income from operations was $30.5 million or 8.6 percent of revenue compared to operating income of $24.3 million or 7.4 percent of revenue for the prior year period.

•	First quarter 2020 Non-GAAP income from operations was $30.8 million, or 8.7 percent of revenue compared to operating income of $26.5 million or 8.1 percent of revenue in the prior year period.

•	First quarter 2020 Non-GAAP Adjusted EBITDA was $48.3 million, or 13.6 percent of revenue, compared to $43.7 million, or 13.3 percent of revenue in the prior year period.

•	Foreign exchange had a $1.2 million negative impact on revenue and $0.1 million negative impact on income from operations in the first quarter 2020.

Although the COVID-19 pandemic disruptions did not have a material adverse impact on the financial results for the first quarter of 2020, there can be no assurances that TTEC will not experience such impacts through the end of 2020 and beyond.

BUSINESS OUTLOOK

“The inherent value of our diverse portfolio of marquee clients, the resiliency and agility of our business model, and strength of our balance sheet, liquidity and cash flow carry even greater importance during uncertain times,” commented Regina Paolillo, chief financial and administrative officer. “We are confident that we have the necessary resources to support our existing business as well as new business opportunities associated with the pandemic.”

Paolillo continued, “While it is too early to fully understand the net impact of COVID-19 on our financial performance, we continue to see net top and bottom line growth in 2020. We estimate the combination of a healthy revenue backlog, COVID-19 related surge work, and the increased volumes from recent acquisitions to more than offset the economic headwinds of this crisis.”

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that TTEC includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, among other items.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

About TTEC

TTEC Holdings, Inc. (NASDAQ: TTEC) is a leading global customer experience technology and services company focused on the design, implementation and delivery of transformative customer experience for many of the world’s most iconic and disruptive brands. The Company delivers outcome-based customer engagement solutions through TTEC Digital, its digital consultancy that designs and builds human centric, tech-enabled, insight-driven customer experience solutions for clients and TTEC Engage, its delivery center of excellence, that operates customer acquisition, care, fraud prevention and detection, and content moderation services. Founded in 1982, the Company's 48,700 employees operate on six continents across the globe and live by a set of customer-focused values that guide relationships with clients, their customers, and each other. To learn more about how TTEC is bringing humanity to the customer experience, visit www.ttec.com

FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TTEC Holding, Inc.’s management and are subject to significant risks and uncertainties. Specifically, we would like for you to focus on risks related to COVID-19 global pandemic and the various government mandates designed to contain the pandemic, and how these risks may impact our business in the short and longer term; the risks related to our strategy execution; our ability to innovate and introduce technologies that are sufficiently disruptive to allow us to maintain and grow our market share; cybersecurity; consolidation activities undertaken by our clients; geographic concentration of our brick and mortar delivery platform and our global footprint; changes in laws that impact our business and our ability to comply with those and other laws governing our operations; the reliability of our information technology infrastructure and our ability to consistently deliver uninterrupted service to our clients; the need to forecast demand for services accurately and the impact of such forecasts on our capacity utilization; our ability to attract and retain qualified and skilled personnel at a price point that we can afford and our clients are willing to pay; our M&A activity, including our ability to identify, acquire and properly integrate acquired businesses in accordance with our strategy; and our equity structure including our controlling shareholder risk, the limited market float of our stock, and the potential volatility of our stock price resulting therefrom. Risk Factors that could cause TTEC’s results to differ materially from those described in the forward-looking statements can be found in TTEC’s Quarterly Report on Form 10-Q for the quarter ended on March 31, 2020 and Annual Report on Form 10-K for the year ended December 31, 2019, which has been filed with the U.S. Securities and Exchange Commission (the "SEC") and is available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov. TTEC Holdings, Inc. does not undertake to update any forward-looking statements.

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Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended
	March 31,
	2020	2019
Revenue	$432,213	$394,356

Operating Expenses:
Cost of services	321,557	293,334
Selling, general and administrative	49,834	49,720
Depreciation and amortization	18,872	16,743
Restructuring and integration charges, net	538	961
Impairment losses	696	1,506
Total operating expenses	391,497	362,264

Income From Operations	40,716	32,092

Other income (expense), net	(5,832)	(4,150)

Income Before Income Taxes	34,884	27,942

Provision for income taxes	(10,199)	(7,466)

Net Income	24,685	20,476

Net income attributable to noncontrolling interest	(3,151)	(1,474)

Net Income Attributable to TTEC Stockholders	$21,534	$19,002

Net Income Per Share

Basic	$0.53	$0.44

Diluted	$0.53	$0.44

Net Income Per Share Attributable to TTEC Stockholders

Basic	$0.46	$0.41

Diluted	$0.46	$0.41

Income From Operations Margin	9.4%	8.1%
Net Income Margin	5.7%	5.2%
Net Income Attributable to TTEC Stockholders Margin	5.0%	4.8%
Effective Tax Rate	29.2%	26.7%

Weighted Average Shares Outstanding
Basic	46,498	46,203
Diluted	46,813	46,590

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended
	March 31,
	2020	2019
Revenue:
TTEC Digital	$77,556	$65,853
TTEC Engage	354,657	328,503
Total	$432,213	$394,356

Income From Operations:
TTEC Digital	$10,258	$7,759
TTEC Engage	30,458	24,333
Total	$40,716	$32,092

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$520,369	$82,407
Accounts receivable, net	313,639	331,096
Other current assets	124,100	136,322
Total current assets	958,108	549,825

Property and equipment, net	173,717	176,633
Other assets	632,943	650,330

Total assets	$1,764,768	$1,376,788

LIABILITIES AND EQUITY
Total current liabilities	$380,398	$363,289
Other long-term liabilities	929,597	532,846
Redeemable noncontrolling interest	53,367	48,923
Total equity	401,406	431,730

Total liabilities and equity	$1,764,768	$1,376,788

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended
	March 31,
	2020	2019
Revenue	$432,213	$394,356

Reconciliation of Adjusted EBITDA:

Net Income	$24,685	$20,476
Interest income	(364)	(340)
Interest expense	9,592	5,288
Provision for income taxes	10,199	7,466
Depreciation and amortization	18,872	16,743
Asset impairment, restructuring and integration charges	1,234	2,467
Gain on sale of business units	(246)	(308)
Changes in acquisition contingent consideration	(3,265)	-
Equity-based compensation expenses	2,919	3,168

Adjusted EBITDA	$63,626	$54,960

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$24,685	$20,476
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	18,872	16,743
Other	18,608	42,744
Net cash provided by operating activities	62,165	79,963

Less - Total Cash Capital Expenditures	16,813	13,200

Free Cash Flow	$45,352	$66,763

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$40,716	$32,092
Restructuring charges, net	538	961
Impairment losses	696	1,506

Non-GAAP Income from Operations	$41,950	$34,559

Non-GAAP Income from Operations Margin	9.7%	8.8%

Reconciliation of Non-GAAP EPS:

Net Income	$24,685	$20,476
Add: Asset restructuring and impairment charges	1,234	2,467
Add: Interest charge related to future purchase of remaining 30% for Motif acquisition	6,477	1,307
Less: Changes in acquisition contingent consideration	(3,265)	-
Less: Gain on sale of business units	(246)	(308)
Add: Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	1,133	(300)

Non-GAAP Net Income	$30,018	$23,642

Diluted shares outstanding	46,813	46,590

Non-GAAP EPS	$0.64	$0.51

	TTEC Engage		TTEC Digital
	Q1 20	Q1 19	Q1 20	Q1 19
Reconciliation of Adjusted EBITDA by Segment :
Earnings before Income Taxes	$24,582	$20,133	$10,302	$7,812
Interest income / expense, net	9,274	4,950	(45)	(2)
Depreciation and amortization	15,584	14,435	3,288	2,308
Asset impairment, restructuring and integration charges	331	2,120	902	347
Gain on sale of business units	(246)	(308)	-	-
Changes in acquisition contingent consideration	(3,265)	-	-	-
Equity-based compensation expenses	2,070	2,357	849	811

Adjusted EBITDA	$48,330	$43,687	$15,296	$11,276